Exhibit 99.1

Accendra Health Reports Second Quarter 2026 Financial Results

Reduced Total Debt By $385 Million In Second Quarter

CEO Ed Pesicka Announces Intention To Retire By The End of 2026

RICHMOND, VA – August 10, 2026 – Accendra Health, Inc. (NYSE: ACH) (the Company) today reported financial results for the second quarter ended June 30, 2026. Unless otherwise noted, the results herein reflect the Company’s continuing operations, which represent what was previously the Patient Direct segment and certain functional operations.

“Throughout the second quarter, we moved farther along toward the complete separation from Owens & Minor while also putting a large commercial payor exit behind us. In the last six months, we have eliminated well over $125 million of annualized operating expense directly associated with this large commercial payor, and we are now beginning to reset our business for accelerated future growth. Additionally, we reduced outstanding debt by $385 million and comprehensively reset our debt maturity profile through our balance sheet optimization transaction which closed in June,” said Edward A. Pesicka, President & Chief Executive Officer, Accendra Health.

“We also saw continued progress on key growth initiatives and new strategic partnerships that have both topline and bottom line expansion opportunities that will begin to emerge in late 2026 and accelerate in 2027. These include the nationwide rollout of the Sleep Center of Excellence, new commercial agreements, and an increased emphasis on expense rationalization,” Pesicka concluded.

Earlier today, the Company announced in a separate press release that President & CEO Edward A. Pesicka has informed the Board of Directors that he intends to retire from his role by the end of 2026. Pesicka also plans to step down from the Board of Directors before the year's end. The Board of Directors maintains a comprehensive succession planning process which has previously identified potential candidates with the capabilities to succeed Pesicka and will leverage that preparation to select his successor in the coming months. During this period, Pesicka will continue to lead the business, drive the execution of the Company’s strategic priorities, and facilitate a smooth transition to the Company’s next President and CEO once selected.

Second Quarter Results(1)			YTD	YTD
($ in millions, except per share data)	2Q26	2Q25	2026	2025
Net Revenue	$613.2	$681.9	$1,241.0	$1,355.8

Loss from continuing operations, net of tax, GAAP	$(89.1)	$(83.8)	$(95.5)	$(87.6)
Adj. (loss) income from continuing operations, net of tax, Non-GAAP	$(14.3)	$20.5	$(17.4)	$43.7

Adj. EBITDA, Non-GAAP	$60.1	$96.6	$118.5	$192.7
Free cash flow, Non-GAAP	$(25.1)	$15.2	$(27.1)	$50.7

Loss from continuing operations, net of tax, per common share, GAAP	$(1.16)	$(1.09)	$(1.25)	$(1.14)
Adj. (loss) income from continuing operations, net of tax, per common share, Non-GAAP	$(0.19)	$0.26	$(0.23)	$0.55

(1)	Reconciliations of the differences between the non-GAAP financial measures presented in this release and their most directly comparable GAAP financial measures are included in the tables below.

2026 Continuing Operations Financial Outlook

The company is updating its prior financial guidance for the full year 2026, summarized below.

Revenue: $2.45 billion - $2.55 billion

Adjusted EBITDA: $300 million - $320 million

Free cash flow: breakeven to slightly positive

Although the Company provides guidance for free cash flow and adjusted EBITDA (which are non-GAAP financial measures), it is not able to forecast the most directly comparable measures calculated and presented in accordance with GAAP without unreasonable effort. Certain elements of the composition of the GAAP amounts are not predictable, making it impracticable for the Company to forecast. Such elements include, but are not limited to, restructuring and acquisition charges which could have a significant and unpredictable impact on our GAAP results. As a result, no GAAP guidance or reconciliation of the Company’s free cash flow or adjusted EBITDA guidance is provided. The outlook is based on certain assumptions, including, but not limited to market conditions, consumer demand, supply chain stability, interest rates, and other factors that are subject to the risk factors discussed in the Company’s filings with the SEC.

Investor Conference Call for Second Quarter 2026 Financial Results

Accendra Health will host a conference call for investors and analysts on Monday, August 10, 2026, at 8:00AM E.T. Participants may access the call via the toll-free dial-in number at 1-888-300-2035, or the toll dial-in number at 1-646-517-7437. The conference ID access code is 1058917. All interested stakeholders are encouraged to access the simultaneous live webcast by visiting the Investor Relations page of the Accendra Health website available at investors.accendrahealth.com/events-and-presentations/. A replay of the webcast can be accessed following the presentation at the link provided above.

Safe Harbor

This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the SEC’s Fair Disclosure Regulation. This release contains certain “forward looking” statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the statements in this release regarding our future prospects and performance, including our expectations with respect to our financial performance, our 2026 financial results, our expectations regarding the performance of our business following the completion of the sale of the Products & Healthcare Services business, uncertainty about the time required to select and appoint the Company’s next President and CEO, our cost saving initiatives, future indebtedness and growth, industry trends, as well as statements related to our expectations regarding the performance of our business, including our ability to address macro and market conditions. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Investors should refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 20, 2026, including the section captioned “Item 1A. Risk Factors,” as applicable, and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with or furnished to the SEC, for a discussion of certain known risk factors that could cause the Company’s actual results to differ materially from its current estimates. These filings are available at www.accendrahealth.com. Given these risks and uncertainties, the Company can give no assurance that any forward-looking statements will, in fact, transpire and, therefore, cautions investors not to place undue reliance on them. The Company specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

About Accendra Health

Accendra Health, Inc. (NYSE: ACH) is a leading nationwide provider of products, technology and services that support health beyond the hospital for millions of people each year. We connect patients, providers, and insurers, delivering innovative solutions that help promote better health outcomes and improve quality of life for people living with chronic, complex health conditions. Backed by the industry-leading expertise of our Apria and Byram brands, Accendra Health is reimagining the future of home-based care. To learn more about our broad portfolio of essentials for diabetes, sleep health, wound care, respiratory care, urology and ostomy, visit www.accendrahealth.com.

Accendra Health, Inc.

Condensed Consolidated Statements of Operations (unaudited)

(dollars in thousands, except per share data)

	Three Months Ended June 30,
	2026	2025
Net revenue	$613,234	$681,917
Operating costs and expenses:
Cost of net revenue	349,827	357,315
Selling, general and administrative expenses	243,560	267,853
Transaction breakage fee	—	80,000
Acquisition-related charges and intangible amortization	29,229	13,918
Exit and realignment charges, net	25,768	2,541
Total operating costs and expenses	648,384	721,627
Operating loss	(35,150)	(39,710)
Interest expense, net	34,539	26,009
Loss on modification and extinguishment of debt	17,296	—
Transaction financing fees, net	—	18,288
Other expense, net	643	942
Loss from continuing operations before income taxes	(87,628)	(84,949)
Income tax provision (benefit)	1,442	(1,127)
Loss from continuing operations, net of tax	(89,070)	(83,822)
Loss from discontinued operations, net of tax	—	(785,236)
Net loss	$(89,070)	$(869,058)

Basic loss per common share
Loss from continuing operations, net of tax	$(1.16)	$(1.09)
Loss from discontinued operations, net of tax	—	(10.21)
Net loss	$(1.16)	$(11.30)

Diluted loss per common share
Loss from continuing operations, net of tax	$(1.16)	$(1.09)
Loss from discontinued operations, net of tax	—	(10.21)
Net loss	$(1.16)	$(11.30)

Accendra Health, Inc.

Condensed Consolidated Statements of Operations (unaudited)

(dollars in thousands, except per share data)

	Six Months Ended June 30,
	2026	2025
Net revenue	$1,241,014	$1,355,801
Operating costs and expenses:
Cost of net revenue	699,579	711,957
Selling, general and administrative expenses	498,786	530,223
Transaction breakage fee	—	80,000
Acquisition-related charges and intangible amortization	58,458	37,374
Exit and realignment charges, net	2,216	16,166
Total operating costs and expenses	1,259,039	1,375,720
Operating loss	(18,025)	(19,919)
Interest expense, net	66,887	50,223
Loss on modification and extinguishment of debt	17,296	—
Transaction financing fees, net	—	18,288
Other expense, net	1,665	1,917
Loss from continuing operations before income taxes	(103,873)	(90,347)
Income tax benefit	(8,336)	(2,715)
Loss from continuing operations, net of tax	(95,537)	(87,632)
Loss from discontinued operations, net of tax	—	(806,408)
Net loss	$(95,537)	$(894,040)

Basic loss per common share
Loss from continuing operations, net of tax	$(1.25)	$(1.14)
Loss from discontinued operations, net of tax	—	(10.46)
Net loss	$(1.25)	$(11.60)

Diluted loss per common share
Loss from continuing operations, net of tax	$(1.25)	$(1.14)
Loss from discontinued operations, net of tax	—	(10.46)
Net loss	$(1.25)	$(11.60)

Accendra Health, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(dollars in thousands)

	June 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$7,651	$281,989
Accounts receivable, net	120,082	95,907
Inventories, net	73,345	74,435
Other current assets	70,371	95,540
Total current assets	271,449	547,871
Patient service equipment and other fixed assets, net of accumulated depreciation and amortization of $196,257 and $207,595	208,666	256,161
Operating lease assets	97,008	109,099
Goodwill	1,228,140	1,228,140
Intangible assets, net	78,007	136,465
Other assets, net	224,142	174,025
Total assets	$2,107,412	$2,451,761
Liabilities and deficit
Current liabilities
Accounts payable	$352,798	$363,565
Accrued payroll and related liabilities	41,832	69,426
Current portion of long-term debt	—	250,000
Other current liabilities	271,586	264,084
Total current liabilities	666,216	947,075
Long-term debt, excluding current portion	1,718,063	1,799,876
Operating lease liabilities, excluding current portion of $38,397 and $43,272	63,235	70,317
Other liabilities	210,836	95,471
Total liabilities	2,658,350	2,912,739
Total deficit	(550,938)	(460,978)
Total liabilities and deficit	$2,107,412	$2,451,761

Accendra Health, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

(dollars in thousands)

	Three Months Ended June 30,
	2026	2025
Operating activities:
Net loss	$(89,070)	$(869,058)
Loss from discontinued operations, net of tax	—	785,236
Adjustments to reconcile net loss to cash (used for) provided by operating activities:
Depreciation and amortization	65,700	42,986
Share-based compensation expense	4,004	4,872
Deferred income tax (benefit) provision	(48,060)	13,184
Changes in operating lease right-of-use assets and lease liabilities	13	(83)
Gain from sale and dispositions of patient service equipment	(3,270)	(3,969)
Changes in operating assets and liabilities:
Accounts receivable, net	(16,379)	17,146
Inventories	(8,060)	4,673
Accounts payable	(2,003)	(20,863)
Net change in other assets and liabilities	67,772	(38,376)
Other, net	3,347	4,657
Cash provided by operating activities from discontinued operations	—	97,205
Cash (used for) provided by operating activities	(26,006)	37,610
Investing activities:
Additions to patient service equipment ($43,796 and $57,260) and other fixed assets	(47,586)	(57,623)
Proceeds from sale of patient service equipment	15,303	18,120
Additions to computer software	(1,062)	(1,548)
Other, net	2,100	(1,500)
Cash used for investing activities from discontinued operations	—	(10,366)
Cash used for investing activities	(31,245)	(52,917)
Financing activities:
Borrowings under Revolving Credit Agreement	279,500	853,200
Repayments under Revolving Credit Agreement	(534,500)	(815,700)
Proceeds from debt issuance	1,237,315	—
Repayments of debt	(1,237,315)	—
Financing costs paid	(16,791)	—
Repurchase of common stock	—	(5,153)
Other, net	(187)	(32)
Cash used for financing activities from discontinued operations	—	(616)
Cash (used for) provided by financing activities	(271,978)	31,699
Effect of exchange rate changes on cash and cash equivalents	—	1,259
Net (decrease) increase in cash and cash equivalents	(329,229)	17,651
Cash and cash equivalents at beginning of period (¹)	336,880	59,436
Cash and cash equivalents at end of period (¹)	$7,651	$77,087
Supplemental disclosure of cash flow information:
Income taxes (refunded) paid, net	$(438)	$5,333
Interest paid	$49,878	$38,358
Noncash investing activity:
Unpaid purchases of patient service equipment and other fixed assets at end of period	$52,684	$73,437

(1)	This amount includes cash from discontinued operations of $39 million and $30 million as of June 30, 2025 and March 31, 2025.

Accendra Health, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

(dollars in thousands)

	Six Months Ended June 30,
	2026	2025
Operating activities:
Net loss	$(95,537)	$(894,040)
Loss from discontinued operations, net of tax	—	806,408
Adjustments to reconcile net loss to cash (used for) provided by operating activities:
Depreciation and amortization	127,442	85,888
Share-based compensation expense	7,094	9,293
Deferred income tax (benefit) provision	(45,489)	8,789
Changes in operating lease right-of-use assets and lease liabilities	135	744
Gain from sale and dispositions of patient service equipment	(58,779)	(9,322)
Changes in operating assets and liabilities:
Accounts receivable, net	(24,175)	21,891
Inventories	1,090	(1,646)
Accounts payable	6,772	(4,739)
Net change in other assets and liabilities	(1,403)	(56,441)
Other, net	6,767	5,058
Cash provided by operating activities from discontinued operations	—	30,661
Cash (used for) provided by operating activities	(76,083)	2,544
Investing activities:
Additions to patient service equipment ($85,139 and $101,744) and other fixed assets	(89,232)	(103,416)
Proceeds from sale of patient service equipment	111,718	35,004
Additions to computer software	(1,906)	(3,877)
Other, net	2,100	(1,910)
Cash used for investing activities from discontinued operations	—	(26,918)
Cash provided by (used for) investing activities	22,680	(101,117)
Financing activities:
Borrowings under Revolving Credit Agreement	548,600	1,630,184
Repayments under Revolving Credit Agreement	(752,100)	(1,495,184)
Proceeds from debt issuance	1,237,315	—
Repayments of debt	(1,237,315)	—
Financing costs paid	(16,791)	—
Repurchase of common stock	—	(6,656)
Other, net	(603)	(178)
Cash used for financing activities from discontinued operations	—	(3,689)
Cash (used for) provided by financing activities	(220,894)	124,477
Effect of exchange rate changes on cash and cash equivalents	(41)	1,801
Net (decrease) increase in cash and cash equivalents	(274,338)	27,705
Cash and cash equivalents at beginning of period (¹)	281,989	49,382
Cash and cash equivalents at end of period (¹)	$7,651	$77,087
Supplemental disclosure of cash flow information:
Income taxes paid, net	$19,604	$5,458
Interest paid	$79,324	$65,845
Noncash investing activity:
Unpaid purchases of patient service equipment and other fixed assets at end of period	$52,684	$73,437

(1)	This amount includes cash from discontinued operations of $39 million and $22 million as of June 30, 2025 and December 31, 2024.

Accendra Health, Inc.

Net Loss Per Common Share (unaudited)

(dollars in thousands, except per share data)

	Three Months Ended June 30,
	2026	2025
Loss from continuing operations, net of tax	$(89,070)	$(83,822)
Loss from discontinued operations, net of tax	—	(785,236)
Net loss	$(89,070)	$(869,058)

Weighted average shares outstanding - basic	76,695	76,935
Dilutive shares	—	—
Weighted average shares outstanding - diluted	76,695	76,935

Basic loss per common share
Loss from continuing operations, net of tax	$(1.16)	$(1.09)
Loss from discontinued operations, net of tax	—	(10.21)
Net loss	$(1.16)	$(11.30)

Diluted loss per common share:
Loss from continuing operations, net of tax	$(1.16)	$(1.09)
Loss from discontinued operations, net of tax	—	(10.21)
Net loss	$(1.16)	$(11.30)

Share-based awards of approximately 1.1 million for the three months ended June 30, 2026 and 2.5 million for the three months ended June 30, 2025 were excluded from the calculation of diluted loss per common share as the effect would be anti-dilutive.

Accendra Health, Inc.

Net Loss Per Common Share (unaudited)

(dollars in thousands, except per share data)

	Six Months Ended June 30,
	2026	2025
Loss from continuing operations, net of tax	$(95,537)	$(87,632)
Loss from discontinued operations, net of tax	—	(806,408)
Net loss	$(95,537)	$(894,040)

Weighted average shares outstanding - basic	76,638	77,102
Dilutive shares	—	—
Weighted average shares outstanding - diluted	76,638	77,102

Basic loss per common share
Loss from continuing operations, net of tax	$(1.25)	$(1.14)
Loss from discontinued operations, net of tax	—	(10.46)
Net loss	$(1.25)	$(11.60)

Diluted loss per common share:
Loss from continuing operations, net of tax	$(1.25)	$(1.14)
Loss from discontinued operations, net of tax	—	(10.46)
Net loss	$(1.25)	$(11.60)

Share-based awards of approximately 1.2 million for the six months ended June 30, 2026 and 2.2 million for the six months ended June 30, 2025 were excluded from the calculation of diluted loss per common share as the effect would be anti-dilutive.

Accendra Health, Inc.

GAAP/Non-GAAP Reconciliations (unaudited)

(dollars in thousands, except per share data)

The following table provides a reconciliation of reported loss from continuing operations, net of tax and loss from continuing operations, net of tax, per common share to non-GAAP measures used by management.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Loss from continuing operations, net of tax, as reported (GAAP)	$(89,070)	$(83,822)	$(95,537)	$(87,632)
Pre-tax adjustments:
Acquisition-related charges and intangible amortization (1)	29,229	13,918	58,458	37,374
Transaction breakage fee (2)	—	80,000	—	80,000
Exit and realignment charges, net (3)	25,768	2,541	2,216	16,166
Transaction financing fees, net (4)	—	18,288	—	18,288
Litigation and related charges (5)	—	121	64	391
Loss on modification and extinguishment of debt (8)	17,296	—	17,296	—
Other (9)	409	424	817	848
Income tax benefit on pre-tax adjustments (11)	2,100	(10,987)	(728)	(21,719)
(Loss) income from continuing operations, net of tax, adjusted (non-GAAP) (Adjusted Net (Loss) Income)	$(14,268)	$20,483	$(17,414)	$43,716

Loss from continuing operations, net of tax per common share, as reported (GAAP)	$(1.16)	$(1.09)	$(1.25)	$(1.14)
After-tax adjustments:
Acquisition-related charges and intangible amortization (1)	0.39	0.12	0.76	0.34
Transaction breakage fee (2)	—	1.04	—	1.04
Exit and realignment charges, net (3)	0.35	0.02	0.03	0.14
Transaction financing fees, net (4)	—	0.17	—	0.17
Litigation and related charges (5)	—	—	—	—
Loss on modification and extinguishment of debt (8)	0.23	—	0.22	—
Other (9)	—	—	0.01	—
(Loss) income from continuing operations, net of tax, per common share, adjusted (non-GAAP) (Adjusted EPS)	$(0.19)	$0.26	$(0.23)	$0.55

Accendra Health, Inc.

GAAP/Non-GAAP Reconciliations (unaudited), continued

The following tables provide reconciliations of loss from continuing operations, net of tax and total debt to non-GAAP measures used by management.

	Three Months Ended June 30,
(Dollars in thousands)	2026	2025
Loss from continuing operations, net of tax, as reported (GAAP)	$(89,070)	$(83,822)
Income tax provision (benefit)	1,442	(1,127)
Interest expense, net	34,539	26,009
Acquisition-related charges and intangible amortization (1)	29,229	13,918
Transaction breakage fee (2)	—	80,000
Exit and realignment charges, net (3)	25,768	2,541
Transaction financing fees, net (4)	—	18,288
Litigation and related charges (5)	—	121
Other depreciation and amortization (6)	36,472	35,422
Stock compensation (7)	4,004	4,861
Loss on modification and extinguishment of debt (8)	17,296	—
Other (9)	409	424
Adjusted EBITDA (non-GAAP)	60,089	96,635
Non-cash convert to sale write off expense (10)	8,482	14,152
Patient service equipment capital expenditures	(43,796)	(57,260)
Interest paid	(49,878)	(38,358)
Free cash flow (non-GAAP)	$(25,103)	$15,169

	Six Months Ended June 30,
(Dollars in thousands)	2026	2025
Loss from continuing operations, net of tax, as reported (GAAP)	$(95,537)	$(87,632)
Income tax benefit	(8,336)	(2,715)
Interest expense, net	66,887	50,223
Acquisition-related charges and intangible amortization (1)	58,458	37,374
Transaction breakage fee (2)	—	80,000
Exit and realignment charges, net (3)	2,216	16,166
Transaction financing fees, net (4)	—	18,288
Litigation and related charges (5)	64	391
Other depreciation and amortization (6)	68,984	70,758
Stock compensation (7)	7,607	8,952
Loss on modification and extinguishment of debt (8)	17,296	—
Other (9)	817	848
Adjusted EBITDA (non-GAAP)	118,456	192,653
Non-cash convert to sale write off expense (10)	18,898	25,683
Patient service equipment capital expenditures	(85,139)	(101,744)
Interest paid	(79,324)	(65,845)
Free cash flow (non-GAAP)	$(27,109)	$50,747

	June 30,	March 31,	December 31,
(in thousands)	2026	2026	2025
Total debt, as reported (GAAP)	$1,718,063	$2,103,191	$2,049,876
Cash and cash equivalents	(7,651)	(336,880)	(281,989)
Net debt (non-GAAP)	$1,710,412	$1,766,311	$1,767,887

Accendra Health, Inc.

GAAP/Non-GAAP Reconciliations (unaudited), continued

The following items have been excluded from our non-GAAP financial measures:

(1) Acquisition-related charges and intangible amortization for the three and six months ended June 30, 2025 includes $6.4 million and $22 million of acquisition-related charges related to the terminated acquisition of Rotech, which consisted primarily of legal and professional fees. Acquisition-related charges and intangible amortization also includes amortization of intangible assets established during acquisition method of accounting for business combinations. Acquisition-related charges consist primarily of one-time costs related to acquisitions, including transaction costs necessary to consummate acquisitions, which consist of investment banking advisory fees and legal fees, director and officer tail insurance expense, as well as transition costs, such as severance and retention bonuses, information technology (IT) integration costs and professional fees. These amounts are highly dependent on the size and frequency of acquisitions and are being excluded to allow for a more consistent comparison with forecasted, current and historical results.

(2) Transaction breakage fee represents a cash payment to Rotech of $80 million during the three and six months ended June 30, 2025 for the termination of the Rotech acquisition.

(3) During the three and six months ended June 30, 2026 exit and realignment charges, net were $26 million and $2.2 million and primarily included a $0.6 million loss and $(51) million gain on sales of patient service equipment in connection with the contract termination with a commercial Payor, P&HS Sale related costs, including reimbursable separation costs of $22 million and $48 million, $2.1 million and $2.5 million in professional fees and charges related to IT and other strategic initiatives of $1.0 million and $3.0 million. Exit and realignment charges, net were $2.5 million and $16 million for the three and six months ended June 30, 2025 and primarily included professional fees associated with strategic initiatives of $1.9 million and $8.1 million. During the six months ended June 30, 2025 exit and realignment charges, net also included $6.8 million related to wind-down costs of Fusion 5. These costs are not normal recurring, cash operating expenses necessary for the Company to operate its business on an ongoing basis.

(4) Transaction financing fees, net for the three and six months ended June 30, 2025 includes $12 million in net interest paid and $6.7 million in recognition of previously deferred debt issuance costs, all in connection with the previously expected Rotech acquisition.

(5) Litigation and related charges includes settlement costs and related charges of legal matters. These costs do not occur in the ordinary course of our business and are inherently unpredictable in timing and amount.

(6) Other depreciation and amortization relates to patient service equipment and other fixed assets, excluding such amounts captured within exit and realignment charges, net or acquisition-related charges and intangible amortization.

(7) Stock compensation includes share-based compensation expense related to our share-based compensation plans, excluding such amounts captured within exit and realignment charges, net or acquisition-related charges and intangible amortization.

(8) Loss on modification and extinguishment of debt of $17 million includes $16 million of debt modification third party fees and $0.8 million in recognition of previously deferred debt issuance costs from the completion of the Balance Sheet Optimization Transaction.

(9) For the three and six months ended June 30, 2026 and 2025, other includes interest costs and net actuarial losses related to our frozen noncontributory, unfunded retirement plan for certain retirees in the U.S.

(10) Non-cash convert to sale write off expense includes non-cash charges primarily for equipment converted from rental to sales, excluding such amounts captured within exit and realignment charges, net. This reflects the non-cash write-off of the remaining book value of patient service equipment at the time of sale. The purchase of patient service equipment is captured within capital expenditures and is subsequently charged to our statements of operations through normal depreciation and this non-cash convert to sale write off expense. This line item does not include non-cash write off expense associated with sales of patient service equipment in connection with the contract termination with a commercial Payor, as such amounts are captured within exit and realignment charges, net.

(11) These charges have been tax effected by determining the income tax rate depending on the amount of charges incurred in different tax jurisdictions and the deductibility of those charges for income tax purposes.

Use of Non-GAAP Measures

This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). In general, the measures exclude items and charges that (i) management does not believe reflect the Company’s core business and relate more to strategic, multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends. Management uses these non-GAAP financial measures internally to evaluate the Company’s performance, evaluate the balance sheet, engage in financial and operational planning and determine incentive compensation.

Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on its financial and operating results and in comparing the Company’s performance to that of its competitors. However, the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The non-GAAP financial measures disclosed by the Company should not be considered substitutes for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.

CONTACT:

Investors

Will Parrish

Vice President, Strategy, Corporate Development, & Investor Relations

Investor.Relations@accendra.com

Media

Darla Turner

media@accendra.com

ACH-CORP

ACH-IR

SOURCE: Accendra Health, Inc.